SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 8, 2011

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Ave., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On April 8, 2011, Tri-Valley Corporation (the “Company”) issued a press release to announce an update regarding the status of its eligibility to use its currently effective Registration Statement on Form S-3 (No. 333-163442) (the “Registration Statement”) for the registration of securities offerings under the Securities Act of 1933, as amended (the “Securities Act”).  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01 in its entirety.

On June 29, 2010, the Company announced that Joseph R. Kandle, who was at the time the President of Tri-Valley Oil & Gas Co. (“TVOG”), a wholly-owned subsidiary of the Company, and Senior Vice President of Corporate Development of the Company, was stepping down from his position as President of TVOG, a role that was assumed by Maston N. Cunningham, the Company’s current President and Chief Executive Officer. In the same announcement, the Company reported that Mr. Kandle would continue to serve as Senior Vice President of Corporate Development.  At the time, the Company did not believe it needed to file a Form 8-K to disclose that Mr. Kandle was stepping down as President of TVOG, and thus no such report was filed by the Company.  The Company did issue a press release announcing the re-assignment and disclosed the re-assignment in its Form 10-Q for the period ended June 30, 2010, as well.  However, the Company has recently been advised that it may have been required to file a Form 8-K under Item 5.02(b) on or before July 5, 2010, in order to report the re-assignment of the TVOG presidency position from Mr. Kandle to Mr. Cunningham.

On November 22, 2010, the Company and Mr. Kandle agreed to the terms of Mr. Kandle’s retirement from all positions he held with the Company, including as Senior Vice President of Corporate Development.  The Company did not believe it needed to file an 8-K to report the agreement to such terms, and thus no such report was filed by the Company.  Mr. Kandle’s planned retirement was reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (“2010 Form 10-K”), and his retirement was effective on April 1, 2011.  However, the Company has recently been advised that it may have been required to file a Form 8-K under Item 5.02(b) on or before November 26, 2010, in order to report Mr. Kandle’s retirement effective April 1, 2011.

Not filing a Form 8-K timely to report the re-assignment of Mr. Kandle’s role as president of TVOG may have resulted in the Company losing its S-3 eligibility on July 6, 2010.  However, even if this were the case, the Company believes it was nonetheless eligible to continue using the already effective Registration Statement for the offer and sale of securities until it filed the 2010 Form 10-K on March 22, 2011, the date on which the Company was required, in accordance with applicable interpretive guidance of the staff of the Division of Corporation Finance at the Securities and Exchange Commission (the “Commission”), to reassess its S-3 eligibility.

As previously reported, on February 3, 2011, the Company commenced an at-the-market (“ATM”) equity offering program under the Registration Statement.  Since March 22, 2011 (the filing date of the Company’s 2010 Form 10-K), the Company sold an aggregate of 2,471,190 shares of common stock (the “ATM Shares”) under the Registration Statement, resulting in gross proceeds of $1,269,731, at per share prices ranging from $0.50 to $0.56.

Because the Company may not have been eligible to continue using Form S-3 for the registration of the Company’s securities following the filing of its 2010 Form 10-K on March 22, 2011, it is possible that any sales of the ATM Shares pursuant to the Registration Statement between March 22 and 30, 2011, may be deemed to have been unregistered sales of its securities.  If it is determined that persons who purchased the Company’s ATM Shares after March 22, 2011, purchased such securities in an offering deemed to be unregistered, then such persons may be entitled to rescission rights, pursuant to which they could be entitled to recover the amount paid for such ATM Shares, plus interest (usually at a statutory rate prescribed by state law).  If all of the investors who purchased the ATM Shares after March 22, 2011, demanded rescission of their purchases, and such investors were in fact found to be entitled to such rescission, then we would be obligated to repay approximately $1,269,731, plus interest.  The Securities Act generally requires that any claim brought for a violation of Section 5 of the Securities Act be brought within one year of the violation.

In addition, if it were determined that the Company in fact sold unregistered securities, the sale of such unregistered securities could subject the Company to enforcement actions or penalties and fines by federal or state regulatory authorities.  We are unable to predict the likelihood of any claims or actions being brought against the Company related to these events, or if brought, the amount of any such penalties or fines.

Since its last sale of ATM Shares under the Registration Statement on March 30, 2011, and following consultation with its new outside SEC counsel, the Company has ceased to offer securities under the Registration Statement.  The Company may request the Commission for relief that would permit it to resume the use of the Registration Statement.  There can be no assurance that the Commission will consider or grant any such request, or that the Company will ask for it.  If no such relief is requested, and even if requested, not granted, the Company may be required to file a Registration Statement on Form S-1 for the registration of any future securities offerings, if any, until the Company regains its S-3 eligibility.  Absent prior relief from the Commission, the Company expects to regain S-3 eligibility on December 1, 2011.  Preparing and filing a Form S-1 registration statement for a new offering or a post-effective amendment to a previously effective Form S-3 will impose additional cost to the Company in legal, accounting and registration fees.  In addition, any Form S-1, including a post-effective amendment to a Form S-3 on Form S-1, would be subject to full Commission review and comment and must be declared effective by the Commission before it may be used by the Company to offer and sell securities.

The Company does not believe that its ability to continue using its effective S-8 registration statements is, or has been, adversely affected by any of the matters discussed herein.

The Company has set forth in this Current Report certain views in the interest of providing full and appropriate disclosure to the market concerning the matters discussed herein.  By making such disclosures, the Company does not intend to imply that it believes it will be subject to rescission or other liability or other actions relating to the matters discussed herein, and the Company reserves all of its legal rights with respect to such matters.

The Company has also informed the NYSE Amex LLC of the circumstances described in this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated April 8, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2011	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated April 8, 2011